Exhibit 3.1

________ Examiner
The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)
Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Richard Forkey	125 East Road, Winchester, MA 01473

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

_________ name approved	1. The name by which the corporation shall be known is: PRECISION OPTICS CORPORATION, INC.

2. The purposes for which the corporation is formed is as follows:

Precision Optics Corporation, Inc. has been formed to provide a variety of services and products to the United States Government, various specialized industrial customers as well as individual consumers. These goods and services include, but are not limited to, the provision of engineering, technical, marketing and management consultation in optical intensive and multi-disciplined fields of technology; the design, development and production of optical systems and specialized components of both conventional and unconventional optical materials; the development, production and marketing of optical, laser-related and other technology oriented instrumentation for measurement, process control and robotic application in both industrial and consumer markets.

C P M RA	☐ ☐ ☐ ☐

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2x11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

_________ P.C.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred				$

Common	100

*4.
If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

*5.
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

In the event that any of the stockholders or legal representatives desire to sell their stock, they shall offer the stock to the corporation for sale at least thirty days prior to the actual sale to another party. In the event that the corporation does not buy the stock within that period of time, the stockholder will be free to sell the stock to any person.

*6.
Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

*If there are no provisions state “None”.

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.
The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

a.	The post office address of the initial principal office of the corporation of Massachusetts is:
125 East Road, Westminster, MA 01473

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Richard Forkey	125 East Road, Westminster, MA 01473

Treasurer:	Richard Forkey	125 East Road, Westminster, MA 01473

Clerk:	Edward J. Moloney	174 Central St., Lowell, MA 01852

Directors:	Richard Forkey	125 East Road, Westminster, MA 01473

c.	The date initially adopted on which the corporation’s fiscal year ends is:
June 30

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
15th of July

e.	The name and business address of the resident agent, if any, of the corporation is: N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) the Articles of Organization this     27th       day of                     December                                                              1982

              /s/ Richard Forkey

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

¶ ¶

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles and the filing fee in the amount of $150.00  having been paid, said articles are deemed to have been filed with me this    30th   day of    December    19 82.

Effective date
/s/Michael J. Connolly
MICHAEL J. CONNOLLY
Secretary of State

[Date stamp]

[Attestation]

TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:	Edward J. Moloney, Esquire
174 Central Street
Lowell, MA 01852

Telephone:	458-6162

FILING FEE: 1/20 OF 1/% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

Copy Mailed

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary                  FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASS. 02108                NO.    04-2795294

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Richard E. Forkey Richard E. Forkey	, President and Clerk of

                                                                                                    Precision Optics Corporation, Inc.
            (Name of Corporation)

located at                               22 East Broadway, Gardner, Massachusetts 01440

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent on

May 25, 1989, by vote of

100	shares of	Common Stock	out of	100	shares outstanding,
		(Class of Stock)

	shares of		out of		shares outstanding,
		(Class of Stock)

	shares of		out of		shares outstanding,
		(Class of Stock)

being at least a majority of each class outstanding and entitled to vote thereon:1

____________________
1 For amendments adopted pursuant to Chapter 156B, Section 70.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON	100

PREFERRED

CHANGE the total to:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON		200,000	$0.01

PREFERRED

VOTED:
That the Articles of Organization of the Corporation be and hereby are amended to change the 100 shares of Common Stock, no par value per share, currently authorized, of which 100 shares are outstanding, into 100,000 shares of Common Stock, $0.01 per share, of which 100,000 shares shall be outstanding, and to increase the number of shares of Common Stock, par value $0.01 per share, that the Corporation is authorized to issue to 200,000 shares.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

26th	day of	May	, in the year 1989

/s/ Richard E. Forkey	President

/s/ Richard E. Forkey	Clerk

COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $199.90 having been paid, said articles are deemed to have been filed with me this 20th, day of June , 19 89.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF AMENDMENT TO BE SENT

TO:

Gregory E. Moore, Esquire
Ropes & Gray
One International Place

Boston, Massachusetts 02110-2624

Telephone	(617) 951-7370

Copy Mailed

FEDERAL IDENTIFICATION
No.                      04-2795294

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL J. CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

I,                                 Richard Forkey                                                                                            , President and Clerk

of                           PRECISION OPTICS CORPORATION, INC.                                                                                        ,
(Name of corporation)

located at                             22 East Broadway, Gardner, MA                                                                        ,

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent of the stockholders dated June 21, 1990.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To change the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON		200,000	$.01

PREFERRED

Change the total to:

KIND OF STOCK	NO PAR VALUE NUMBER OF SHARES	WITH PAR VALUE NUMBER OF SHARES	PAR VALUE
COMMON		10,000,000	$.01

PREFERRED

VOTED:
That the Articles of Organization of the Corporation be and hereby are amended as follows: (a) under Article 2, to add to the Corporation's purposes the following business activities: "To carry on any manufacturing, merchantile, selling, management, service, or other business, operation, or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph"; (b) under Article 3, to change the 200,000 shares of Common Stock, par value $0.01 per share, currently authorized, of which 100,000 shares are outstanding, into 4,300,000 shares of Common Stock, par value $0.01 per share, of which 2,150,000 shall be outstanding, and to increase the number of shares of Common Stock, par value $0.01 per share, that the Corporation is authorized to issue to 10,000,000 shares; (c) under Article 5, to delete in their entirety the restrictions imposed upon the transfer of shares of stock of any class of stock under Article 5 of the Articles of Organization; and (d) under Article 6, to add to the Corporation's other lawful provisions the provisions enumerated in Exhibit B to this Consent;

(Exhibit B Attached)

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of June, in the year 1990

/s/ Richard E. Forkey	President
And
/s/	Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,100.00 having been paid, said articles are deemed to have been filed with me this 25th day of June 1990.

MICHAEL J. CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF ARTICLES OF AMENDMENT TO BE SENT

TO:	Anne E. Craige, Esq.
Ropes & Gray
One International Place
Boston, Massachusetts 02110
Telephone: (617) 951-7000

Exhibit B

6.1. The corporation may carry on any business, operation, or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction with or in a joint venture or other arrangement with any corporation, association, trust, firm, or individual.

6.2. The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

6.3. The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

6.4. The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

6.5. Meetings of the stockholders may be held anywhere in the United States.

6.6. Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts, or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

6.7. The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits, and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.8. The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

6.9. The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer, or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders, or individuals has any interest may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction, or other act of the corporation, and

(1)	such contract, transaction, or act shall not be in any way invalidated or otherwise affected by that fact;

(2)	no such director, officer, stockholder, or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction, or act; and

(3)
any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction, or act, and may vote to authorize the same;

provided, however, that any contract, transaction, or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee, or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member, or beneficiary of any concern;

the term "concern" meaning any corporation, association, trust, partnership, firm, person, or other entity other than the corporation; and

the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners, or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction, or act) shall validate any contract, transaction, or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

A.
with respect to the authorization or ratification of contracts, transactions, or acts in which any of the directors, officers, or stockholders of the corporation have an interest, the nature of such contracts, transactions, or acts and the interest of any director, officer, or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

B.	the stockholders so voting shall have made any findings required by law;

C.	the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

D.
any failure of the stockholders to authorize or ratify such contract, transaction, or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction, or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction, or act shall be avoided by reason of any provision of this paragraph 6.9 which would be valid but for such provision or provisions.

6.10. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

6.11. The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

FEDERAL IDENTIFICATION
No.    04-2795294

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We,                   RICHARD E. FORKEY                                                                                                              , President

and                          JACK P. DREIMILLER                                                                                                       , Clerk

of                     PRECISION OPTICS CORPORATION, INC.                                                                                                 ,
(Exact name of corporation)

located at        22 EAST BROADWAY, GARDNER, MASSACHUSETTS 01440                                   ,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                      III
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on     NOVEMBER 9       , 1999, by vote of:

7,205,181	shares of	Common Stock	out of	7,687,595	shares outstanding,
		(type, class & series, if any)

	shares of		out of		shares outstanding,
		(type, class & series, if any)

	shares of		out of		shares outstanding,
		(type, class & series, if any)

being at least at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	10,000,000	Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	20,000,000	Common:

Preferred:		Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                      .

SIGNED UNDER THE PENALTIES OF PERJURY, this       16th           day of              NOVEMBER                    , 1999         .

                 /s/ RICHARD E. FORKEY                                                                                                                            , President

                 /s/ JACK P. DREIMILLER                                                                                                                            , Clerk

NO. 04-2795294
The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF CORRECTION
(General Laws, Chapter 156B, Section 6A)

1.	Exact name of corporation:	PRECISION OPTICS CORPORATION, INC.

2.	Document to be corrected:	ARTICLES OF AMENDMENT

3.	The above mentioned document was filed with the Secretary of the Commonwealth on November 22, 1999.

4.	Please state the inaccuracy or defect in said document:

Said Articles of Amendment were filed on behalf of the corporation changing the number of authorized shares of common stock from 10,000,000 shares, no par value to 20,000,000 shares, no par value. The 20,000,000 shares of common stock should have a par value of $0.01.

5.	Please state corrected version of the document:

The corporation is authorized to issue 20,000,000 shares of common stock, with par value of $0.01

Note: This correction should be signed by the person(s) required by law to sign the original document.

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of             January                                 , 2000         .

                                           /s/ Richard E. Forkey                                                                      , *President,

                                          /s/ Jack P. Dreimiller                                                                        , *Clerk.

*Delete the inapplicable words.

Note, if the inaccuracy or defect to be corrected is not apparent on the face of the document, minutes of the meeting substantiating the error must be filed with the certificate. Additional information may be provided on separate 8 1/2 x 11 sheets of white paper with a left margin of at least 1 inch.

COMMONWEALTH OF MASSACHUSETTS

Articles of Amendment
(General Laws Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,000 having been paid, said articles are deemed to have been filed with me this 22nd day of November, 1999.

Effective date:

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

James Clair Devereaux
c/o Ropes & Gray
One International Place
Boston, MA 02118

FEDERAL IDENTIFICATION
No.                         04-2795294

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We,                                  Richard E. Forkey                                                                                    , President

and                          Jack P. Dreimiller                                                                                            , Clerk,

of                            Precision Optics Corporation, Inc.                                                                                    ,
(Exact name of corporation)

located at                           22 East Broadway, Gardner, Massachusetts 01440                                             ,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       Articles III and IV
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on     November 12       , 2002, by vote of:

9,144,154	shares of	Common Stock	out of	10,503,908	shares outstanding,
		(type, class & series, if any)

	shares of		out of		shares outstanding,
		(type, class & series, if any)

	shares of		out of		shares outstanding,
		(type, class & series, if any)

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	20,000,000	$.01

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	20,000,000	$.01

Preferred:		Preferred:

Article IV of the Corporation’s Articles of Organization, as amended, is amended hereby by inserting the following:

Upon the filing of these Articles of Amendment with the Massachusetts Secretary of the Commonwealth (the “Effective Time”), each six issued and outstanding shares of authorized Common Stock of the Corporation, $.01 par value per share, shall be reclassified and combined into one (1) share of Common Stock. There shall be no fractional shares issued. Each resulting fractional share shall be rounded up to a whole share. The total number of authorized shares of Common Stock immediately after the Effective Time shall continue to be 20,000,000.*

*At the Effective Time, the total number of authorized shares of Common Stock is being reduced by 8,753,257 shares, then immediately increased by 8,753,257 shares so that the total number of authorized shares of Common Stock immediately after the Effective Time is 20,000,000.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                                      .

SIGNED UNDER THE PENALTIES OF PERJURY, this       28th            day of              January                                , 2003         .

                  /s/ Richard E. Forkey                                                                                                                                         , President.

                 /s/ Jack P. Dreimiller                                                                                                                                             , Clerk.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ 8,878.26  having been paid, said articles are deemed to have been filed with me this    29th    day of       January                    2003       .

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Contact information:

Daniel P. Ricciardi
Ropes & Gray
One International Place
Boston, MA 02110 Email: dricciardi@ropesgray.com

A copy of this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:   Precision Optics Corporation, Inc.

(2) Registered office address:  84 State St., 5th Floor, Boston, MA 02109
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):      III
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:      November 28, 2006
(month, day, year)

(5) Approved by:

(check appropriate box)

□	the incorporators.

□	the board of directors without shareholder approval and shareholder approval was not required.

☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III of the Corporation’s Articles of Organization, as amended, is amended hereby to increase the total number of shares of Common Stock, par value $0.01, that the Corporation is authorized to issue to 50,000,000 shares.

____________
P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	20,000,000	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$0.01

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:                                                                                                  /s/ Richard E. Forkey                                                                           ,
(signature of authorized individual)

☑	Chairman of the board of directors,

☑	President,

□	Other officer,

□	Court-appointed fiduciary,

on this 10th day of January , 2007 .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $ 30000 having been paid, said articles are deemed to have been filed with me this 10th day of January, 2007, at 2:02 a.m./p.m.
time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

_________________ Examiner	Precision Optics Corporation, Inc.

_________________ Name approval	22 East Broadway

_________________ C	Gardner, Massachusetts 01440

_________________ M	Telephone: 978-630-1800

Email: rforkey@poci.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.